Exhibit 3.1

ROSS MILLER                                               Document Number
Secretary of State                                        20080699061-01
206 North Carson Street, Ste 1                            Filing Date and Time
Carson City, Nevada 89701-4299                            10/22/2008 7:55 AM
(775) 684 5708                                            Entity#
Website: secretaryofstate.biz                             E0483492006-0

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CORRECTION                                 Ross Miller
PURSUANT TO NRS CHAPTERS 78,                              Secretary of State
78A, 80, 81, 82, 84, 86, 87, 87A, 88,                     State of Nevada
88A, 89 AND 92A


                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           Certificate of Correction
    (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A,
                                  89 AND 92A)

1. The name of the entity for which correction is being made:

   WASTE TO ENERGY GROUP INC.

2. Description of the original document for which correction is being made:

   CERTIFICATE OF CHANGE

3. Filing date of the original document for which correction is being made:

   08/19/2008

4. Description of the inaccuracy or defect:

   ITEM 3: 150,000,000 SHARES OF COMMON STOCK WITH $0.0001 PAR VALUE

   ITEM 4: 3,600,000,000 SHARES OF COMMON STOCK WITH $0.0001 PAR VALUE

5. Correction of the inaccuracy or defect:

   ITEM 3: 100,000,000 SHARES OF COMMON STOCK WITH $0.0001 PAR VALUE AND 50,000,000 SHARES OF PREFERRED STOCK WITH $0.0001 PAR VALUE

   ITEM 4: 2,500,000,000 SHARES OF COMMON STOCK WITH $0.0001 PAR VALUE AND 50,000,000 SHARES OF PREFERRED STOCK WITH $0.0001 PAR VALUE

6. Signature:

/s/ Maria Camila Maz               President           10/20/2008
------------------------           ---------           ----------
Authorized Signature               Title               Date

"If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.